UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §14a-11(c) or Rule 14a-12

BIOFORM MEDICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

NOTICE OF

2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 12, 2008

To our Stockholders:

You are cordially invited to attend the 2008 Annual Meeting of Stockholders of BioForm Medical, Inc. (“BioForm”). The meeting will be held at our principal executive offices located at 1875 South Grant Street, San Mateo, California 94402, First Floor, at 8:30 a.m. local time on December 12, 2008, for the following purposes:

1.	To elect two Class I directors, each to serve for a three-year term that will expire at the 2011 Annual Meeting of Stockholders or until such time as a successor has been duly elected and qualified;

2.	To ratify the appointment of Ernst & Young LLP as our independent accounting firm for the fiscal year ending June 30, 2009; and

3.	To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

The meeting will begin promptly at 8:30 a.m. local time. Only those who are BioForm (NASDAQ: BFRM) common stockholders of record at the close of business on October 22, 2008 will be entitled to receive notice of, and vote at, the Annual Meeting and any postponements or adjournments of the meeting. If you are a stockholder of record, you will be asked to present proof of identification for admission to the Annual Meeting. If your shares are held in the name of a broker, bank or other nominee, you may be asked to present a statement from your broker, bank or other nominee, reflecting your beneficial ownership of BioForm common stock as of October 22, 2008 as well as a proxy from the record-holder to you, for admission to the 2008 Annual Meeting. Please be prepared to provide this documentation if requested.

For a period of at least 10 days prior to the meeting, during normal business hours, at our principal executive offices located at 1875 South Grant Street, San Mateo, California 94402, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose in connection with the Annual Meeting.

By order of the Board of Directors,

By:	/s/ Steven L. Basta
Steven L. Basta
Chief Executive Officer and Director

San Mateo, California

October 23, 2008

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE PROMPTLY AND AS INSTRUCTED ON THE ENCLOSED PROXY CARD; YOU MAY COMPLETE, SIGN, DATE, AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. NO ADDITIONAL POSTAGE IS NECESSARY IF THE PROXY IS MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED AT THE MEETING.

PROXY STATEMENT

FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 12, 2008

The Board of Directors of BioForm Medical, Inc., a Delaware corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2008 Annual Meeting of Stockholders to be held on December 12, 2008, beginning at 8:30 a.m., local time, at our principal executive offices located at 1875 South Grant Street, San Mateo, California 94402, First Floor, and at any postponements or adjournments thereof. This proxy statement contains important information regarding the meeting. Specifically, it identifies the matters upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes the voting procedures.

In this proxy statement: the terms “we,” “our,” “BioForm” and the “Company” each refer to BioForm Medical, Inc.; the term “Board” means our Board of Directors; the term “proxy materials” means this proxy statement, the enclosed proxy card and our Annual Report on Form 10-K for the year ended June 30, 2008, filed with the U.S. Securities and Exchange Commission on September 26, 2008, which you should read; and the term “Annual Meeting” means our 2008 Annual Meeting of Stockholders.

We are sending these proxy materials on or about October 27, 2008 (the “Proxy Date”), to all stockholders of record at the close of business on October  22, 2008 (the “Record Date”).

QUESTIONS AND ANSWERS REGARDING THIS SOLICITATION

AND VOTING AT THE ANNUAL MEETING

Why am I receiving these proxy materials?	You are receiving these proxy materials from us because you were a stockholder of record at the close of business on the Record Date which was October 22, 2008. As a stockholder of record, you are invited to attend the meeting and are entitled to and requested to vote on the items of business described in this proxy statement.

What is the purpose of the Annual Meeting?	At our meeting, stockholders of record will vote upon the items of business outlined in the notice of meeting (on the cover page of this proxy statement), each of which is described more fully in this proxy statement. In addition, management will report on the performance of our Company and respond to questions from stockholders.

Who is entitled to attend the meeting?	You are entitled to attend the meeting only if you were a BioForm stockholder (or joint holder) of record as of the close of business on October 22, 2008, or if you hold a valid proxy for the meeting. You should be prepared to present photo identification for admittance.

Please also note that if you are not a stockholder of record but hold shares in street name (that is, through a broker or nominee), you will need to provide proof of beneficial ownership as of the Record Date, such as your most recent brokerage account statement, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

The meeting will begin promptly at 8:30 a.m., local time. Check-in will begin at 8:00 a.m., local time.

Who is entitled to vote at the meeting?	Only stockholders who owned our common stock at the close of business on the Record Date are entitled to notice of the Annual Meeting and to vote at the meeting, and at any postponements or adjournments thereof. As of the Record Date, there were 46,326,607 shares of common stock outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

How many shares must be present or represented to conduct business?	The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of our common stock at the close of business on the Record Date will constitute a quorum. A quorum is required to conduct business at the meeting. Both abstentions and broker non-votes are counted for the purpose of determining the presence of a quorum.

What will be voted on at the meeting?	The items of business scheduled to be voted on at the meeting are as follows:

1.	the election of two nominees to serve as Class I directors on our Board; and

2.	the ratification of the appointment of our independent accounting firm for the 2009 fiscal year.

These proposals are described more fully below in this proxy statement. As of the date of this proxy statement, the only business that our Board intends to present or knows of that others will present at the meeting is set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, it is the intention of the persons who hold proxies to vote the shares they represent in accordance with their best judgment.

How does the Board recommend that I vote?	Our Board recommends that you vote your shares “FOR” the director nominees and “FOR” the ratification of the appointment of the independent accounting firm for the 2009 fiscal year.

What shares can I vote at the meeting?	You may vote all shares owned by you as of the Record Date, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner through a broker, trustee or other nominee such as a bank.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?	Most of our stockholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Wells Fargo Bank, N.A., you are considered to be, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by us. As the stockholder of record, you have the right to grant your voting proxy directly to BioForm or to vote in person at the meeting. We have enclosed a proxy card for you to use.

Beneficial Owner. If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you together with a voting instruction card. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote and are also invited to attend the meeting. Please note that since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from the broker, trustee or nominee that holds your shares, giving you the right to vote the shares at the meeting. Your broker, trustee or nominee has enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee how to vote your shares.

How can I vote my shares without attending the meeting?	Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the meeting. Stockholders of record of our common stock may submit proxies by completing, signing and dating their proxy cards and mailing them in the accompanying pre-addressed envelope. BioForm stockholders who hold shares beneficially in street name may vote by mail by completing, signing and dating the voting instruction cards provided by the broker, trustee or nominee and mailing them in the accompanying pre-addressed envelope. If your shares are held in street name, your proxy card may contain instructions from your broker, bank or nominee that allow you to vote your shares using the Internet or by telephone. Please consult with your broker, bank or nominee if you have any questions regarding the electronic voting of shares held in street name. The granting of proxies electronically is allowed by Section 212(c)(2) of the Delaware General Corporation Law.

How can I vote my shares in person at the meeting?	Shares held in your name as the stockholder of record may be voted in person at the meeting. Shares held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, we recommend that you also submit your proxy card or voting instructions as described above so that your vote will be counted if you later decide not to, or are unable to, attend the meeting.

Can I change my vote?	You may change your vote at any time prior to the vote at the meeting. If you are the stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes the earlier proxy), by providing a written notice of revocation to our Secretary prior to your shares being voted, or by attending the meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker, trustee or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Is my vote confidential?	Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within BioForm or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to BioForm management.

How are votes counted?	The vote required to approve each item of business and the method for counting votes is set forth below:

Election of Directors. You may vote “FOR” the director nominee, “AGAINST” the director nominee, or you may choose to “WITHHOLD” your vote for the director nominee by striking through the nominee’s name on your proxy. The two director nominees receiving the highest number of affirmative “FOR” votes at the meeting (a plurality of votes cast) will be elected to serve as the Class I directors.

A properly executed proxy marked “WITHHOLD” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum.

Ratification of Independent accounting Firm. For the ratification of the appointment of our independent accounting firm, the affirmative “FOR” vote of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. You may vote “FOR,” “AGAINST” or “ABSTAIN” for this item of business. If you choose to “ABSTAIN,” your abstention has the same effect as a vote “AGAINST.”

If you provide specific instructions with regard to certain items, your shares will be voted as you instruct on such items. If you sign your proxy card or voting instruction card without giving specific instructions, your shares will be voted in accordance with the recommendations of the Board (“FOR” our nominees to the Board and “FOR” ratification of the independent accounting firm, and in the discretion of the proxy holders on any other matters that properly come before the meeting).

What is a “broker non-vote”?	Under the rules that govern brokers who have record ownership of shares that are held in street name for their clients, who are the beneficial owners of the shares, brokers have the discretion to vote such shares on routine matters. The election of a director and the ratification of the appointment of independent accounting firm are considered routine matters. Therefore, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” our nominees to the Board and “FOR” ratification of the independent accounting firm. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine.

How are “broker non-votes” counted?	Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum for the transaction of business, but they will not be counted in tabulating the voting result for any particular proposal.

How are abstentions counted?	If you return a proxy card that indicates an abstention from voting on all matters, the shares represented will be counted for the purpose of determining both the presence of a quorum and the total number of votes cast with respect to a proposal (other than the election of directors), but they will not be voted on any matter at the meeting. In the absence of controlling precedent to the contrary, we intend to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote “AGAINST” a proposal.

What happens if additional matters are presented at the meeting?	Other than the two proposals described in this proxy statement, we are not aware of any other business to be acted upon at the meeting. If you grant a proxy, the persons named as proxy holders, Steve Basta and Derek Bertocci, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If, for any unforeseen reason, a nominee for director is not available as a candidate, the persons named as proxy holders will vote your proxy for such other candidate as may be nominated by our Board.

Who will serve as inspector of election?	We expect a representative of Wells Fargo Bank, N.A., our transfer agent, to tabulate the votes and act as inspector of election at the meeting.

What should I do if I receive more than one proxy?	You may receive more than one set of these proxy solicitation materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account in which you hold shares. In addition, if you are a stockholder of record and your shares are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each BioForm proxy card and voting instruction card that you receive to ensure that all your shares are voted.

Who is soliciting my vote and who is paying the costs?	Your vote is being solicited on behalf of our Board and we will pay the costs associated with the solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement.

How can I find out the results of the voting?	We intend to announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the second quarter of fiscal 2009.

What is the deadline for proposing action or director candidates?	As a stockholder, you may be entitled to present proposals for action at a future meeting of stockholders, including director nominations.

Stockholder Proposals: For a stockholder proposal to be considered for inclusion in the BioForm proxy statement for the annual meeting to be held in 2009, the written proposal must be received by the Secretary of the Company at our principal executive offices on or before August 14, 2009 (120 days prior to the one year anniversary of our 2008 Annual Meeting). If the date of next year’s annual meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our proxy statement will instead be a reasonable time before we begin to print and mail next year’s proxy materials. Stockholder proposals must comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other applicable rules established by the U.S. Securities and Exchange Commission (the “SEC”). Proposals should be addressed to:

Secretary

BioForm Medical, Inc.

1875 South Grant Street, Suite 200

San Mateo, California 94402

Nomination of Director Candidates: If you wish to propose a director candidate for consideration by our Board, your recommendation should include information required by the Bylaws of BioForm and should be directed to the Secretary of BioForm at the address of our principal executive offices set forth above. In addition, the stockholder must submit the recommendation within the time period set forth above for Stockholder Proposals.

Copy of Bylaw Provisions: You may contact the Corporate Secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

If any shareholder proposal is submitted after August 14, 2009, our board will be allowed to use its discretionary voting authority if the proposal is raised and considered at the annual meeting without any discussion of the matter in the proxy statement.

PROPOSAL ONE—ELECTION OF DIRECTORS

Classes of the Board of Directors

Our Board currently consists of seven directors, divided among the three classes designated as Class I, Class II and Class III of approximately equal size. The members of each class are usually elected to serve three-year terms with the term of office for each class ending in successive years. Our Class I directors that are standing for re-election, Steve Basta and Dr. N.C. Joseph Lai, are directors whose term expires at this Annual Meeting.

Mr. Basta and Dr. Lai have been nominated for re-election to our Board to serve until the 2011 Annual Meeting or until their respective successors have been appointed or elected. We expect Mr. Basta and Dr. Lai to be able to serve if elected. If a director nominee is not able to serve, proxies may be voted in favor of any other person our Board may select.

The following is a brief biography of each nominee and each director whose term will continue after the Annual Meeting.

Class I Nominees for Director for a Three-Year Term Ending in 2011

Steve Basta has served on our Board since November 2002. Mr. Basta has also been our Chief Executive Officer since November 2002, and served as President from November 2002 to June 2007. From December 2000 to November 2002, he was President, and later Chief Executive Officer, of Gliatech, a medical device and drug discovery company. Prior to joining Gliatech, Mr. Basta was Vice President, Business Development of Creative BioMolecules from 1997 to 2000, and served as its Chief Financial Officer from 1999 to 2000. Mr. Basta holds a B.A. from The Johns Hopkins University and a Masters in Management from the Kellogg Graduate School of Management at Northwestern University.

N.C. Joseph Lai, Ph.D., is our founder and has been a member of our Board of Directors since July 1999. From July 1999 to November 2002, Dr. Lai served as our President and Chief Executive Officer. From November 2002 to November 2005, Dr. Lai served as our Executive Chairman. From November 2005 to August 2007, he served as Chairman of our Board of Directors. Dr. Lai was a co-founder of Criticare Systems, a medical device company, and served as an officer from the company’s inception in October 1984 until November 1998. Dr.  Lai holds a B.S. from Cornell University, an M.S. from Northeastern University and Ph.D. from the University of Pittsburgh.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS

A VOTE “FOR” EACH NOMINEE FOR CLASS I DIRECTOR LISTED ABOVE.

Class II Directors Continuing in Office Until 2009

Albert Cha, M.D., Ph.D., has served as a member of our Board of Directors since June 2002. In 2000, Dr. Cha joined Vivo Ventures, a life science venture capital firm, where he has served in various positions, most recently as a Managing Partner. Dr. Cha currently serves as a member of the board of directors of several privately-held biotechnology and medical device companies. Dr. Cha holds a B.S. and an M.S. from Stanford University and an M.D. and a Ph.D. from the University of California at Los Angeles.

Chris Dennis has been appointed to become a director of the Company effective as of this year’s Annual Meeting. Mr. Dennis is currently the Senior Vice President of Commercial Operations for Angiotech Pharmaceuticals, Inc., a publicly-traded pharmaceutical and medical device company. Prior to joining Angiotech in April 2007, from January 2001 through April 2007 Mr. Dennis was with Johnson & Johnson where he served as the Global President of Johnson & Johnson’s OrthoNeutrogena company (pharmaceuticals and aesthetic devices) and Vice President of Sales and Marketing for Johnson & Johnsons’s Janssen Ortho, Inc. company (pharmaceuticals). Mr. Dennis holds both an Advanced Graduate Diploma and an M.B.A. from Athabasca University, and holds a Business Management Certificate from the British Columbia Institute of Technology.

Martin Sutter has served as a member of our Board of Directors since April 2004 and was appointed Lead Director in August 2007. Since 1994, Mr. Sutter has served as Managing Director of Essex Woodlands Health Ventures, a venture capital partnership focused on healthcare investments, and previously served as a Managing Director of one of its predecessors. Mr. Sutter serves as a member of the board of directors of La Jolla Pharmaceutical, a publicly-traded biopharmaceutical company, and Abiomed, a publicly-traded medical device company. He currently serves on the board of directors of several privately-held life science companies. Mr. Sutter holds a B.S. from Louisiana State University and an M.B.A. from the University of Houston.

Class III Directors Continuing in Office Until 2010

Tim Lynch has served as a member of our Board of Directors since July 2006. Since July 2008, Mr. Lynch has been serving as a general partner of Stonepine Capital LLC. From October 2005 through June 2007, Mr. Lynch served as President and Chief Executive Officer of NeuroStat Pharmaceuticals, a specialty pharmaceutical company. From June 2005 through September 2005, Mr. Lynch was President and Chief Executive Officer of Vivo Therapeutics, a specialty pharmaceuticals company. From October 2002 through June 2005, Mr. Lynch served as Chief Financial Officer of Tercica, a publicly-traded biopharmaceutical company. From 1999 to June 2002, Mr. Lynch served as Chief Financial Officer of InterMune, a publicly-traded biopharmaceutical company. Currently, Mr. Lynch serves as a member of the board of directors of several publicly-traded companies related to pharmaceuticals and biotechnology, including Nabi Biopharmaceuticals, Allos Therapeutics, Aradigm Corporation, and InSite Vision Incorporated. Mr. Lynch holds a B.A. from Colgate University and an M.B.A. from the Harvard Graduate School of Business.

Kevin Sidow has served as a member of our Board of Directors since July 2007. Mr. Sidow is currently the Chief Executive Officer of Moximed, a privately-held orthopedic company. Mr. Sidow served as President and Chief Executive Officer and as a member of the board of directors of St. Francis Medical Technologies from May 2004 until the company was acquired by Kyphon, an orthopedic company, in January 2007. From 1998 to May 2004, Mr. Sidow held a number of executive positions with DePuy, a subsidiary of Johnson & Johnson and a designer, manufacturer and distributor of medical devices. From October 2003 to May 2004, he was Worldwide President of DePuy, and from March 2001 to October 2003, he served as Worldwide President of DePuy Orthopaedics, ACE and Casting. Mr. Sidow currently serves on the board of directors of Intrinsic Therapeutics. Mr. Sidow holds a B.S. from West Virginia University.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

As of the date of this proxy statement, our Board consists of seven directors. Our Board has the authority to further increase the size of the Board from time to time. The current directors are Martin Sutter, Steve Basta, Albert Cha, M.D., Ph.D., N.C. Joseph Lai, Ph.D., Tim Lynch, Evan Melrose, M.D. and Kevin Sidow. Our Board has determined that Drs. Cha and Melrose and Messrs. Lynch, Sidow and Sutter are independent directors, and appointee Chris Dennis will be an independent director, under the listing standards established by the rules of the NASDAQ Stock Market, Inc. (“NASDAQ”).

Board and Committee Meetings

In the year ended June 30, 2008, the Board of Directors held eleven (11) meetings. The Board has three standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. The compensation committee has a standing non-officer grant subcommittee, as described below. From time to time, our Board may also create ad hoc committees for special purposes. The Audit Committee met five (5) times during fiscal 2008. The Compensation Committee met seven (7) times during fiscal 2008. The Nominating and corporate governance committee met two (2) times during fiscal 2008. Each of our directors attended at least 75% of the aggregate meetings of the Board and the committees on which he or she served that were held in fiscal 2008. We also encourage, but do not require our Board members to attend the Annual Meetings of our stockholders. We were a private company until November 2007 and as such, did not hold an Annual Meeting prior to 2008. The function and membership during fiscal year 2008 of each of these committees is described below.

Name of Director	Audit Committee	Compensation Committee	Nominating and Governance Committee
Martin Sutter	member	—	member*
Albert Cha, M.D., Ph.D.	—	member*	member
N.C. Joseph Lai, Ph.D.	—	—	—
Tim Lynch	member*	—	—
Evan Melrose, M.D.**	member	member	—
Kevin Sidow	—	member	member

*	Indicates the chairman of each standing committee of the Board.

**	We expect that Mr. Dennis will assume positions on our audit and compensation committees in place of Dr. Melrose, when he assumes Dr. Melrose’s seat at the time of the 2008 Annual Meeting.

Audit Committee. The audit committee is a standing committee of, and operates under a written charter adopted by, our Board, and is authorized to appoint our independent auditors, review our internal accounting procedures and financial statements, and consult with and review the services provided by our independent accounting firm, including the results and scope of their audit. The audit committee currently consists of Mr. Lynch, Dr. Melrose and Mr. Sutter, each of whom is able to read and understand fundamental financial statements and has been determined to be independent, within the meaning of applicable SEC and NASDAQ rules. Mr. Lynch is the chairman of our audit committee and is our audit committee financial expert, as defined under current SEC and NASDAQ rules. A copy of the audit committee charter is available on our website at http://investor.bioform.com/governance.cfm.

Compensation Committee. The compensation committee is a standing committee of our Board, and is authorized to review and approve modifications to the compensation and benefits for our executive officers, and to administer our stock plans. The compensation committee currently consists of Drs. Cha and Melrose and Mr. Sidow, each of whom has been determined to be independent, within the meaning of applicable SEC and

NASDAQ rules. Dr. Cha is the chairman of our compensation committee. We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, NASDAQ and SEC rules and regulations. A copy of the compensation committee charter is available on our website at http://investor.bioform.com/governance.cfm.

Subcommittee for New Hire Non-Officer Grants. During fiscal 2008, the compensation committee formed a subcommittee, comprised of Mr. Basta and Dr. Cha, our CEO and the chairman of our compensation committee, respectively, to review and approve new hire non-officer grants at monthly intervals. The subcommittee was formed and began functioning following the compensation committee’s approval of an option grant matrix, establishing ranges for new-hire option grants for each level of employee within our company. The subcommittee may, if circumstances require, make a new employee grant in an amount not to exceed 125% of the maximum level set forth in the matrix for such position.

Nominating and Corporate Governance Committee. The nominating and corporate governance committee is a standing committee of, and operates under a charter adopted by, our Board. A copy of the charter is available on our website at http://investor.bioform.com/governance.cfm. The committee is responsible for:

•	assisting the Board in identifying prospective director nominees and recommending to the Board the director nominees for each Annual Meeting of stockholders;

•	recommending members for each Board committee;

•	ensuring that the Board is properly constituted to meet its fiduciary obligations to our company and the stockholders and that we follow appropriate governance standards;

•	developing and recommending to the Board, governance principles applicable to our company; and

•	overseeing the evaluation of the Board and management.

The nominating and corporate governance committee evaluates and proposes nominees for election to the Board. The committee has the authority to retain and terminate any search firm to be used to identify director candidates. The committee will consider stockholder nominees for election to the Board. The process for considering candidates for the Board, including candidates recommended by a security holder, involves a review of the candidate’s professional experience and ability to benefit the composition, organization and governance of the Board and its committees. The process also involves interviews with committee members, followed by interviews with other Board members, if the candidate continues through the process.

In carrying out these responsibilities, the committee discusses with members of the Board their willingness to transition off the Board as suitable and qualified candidates are identified. As a result of this process, Dr. Melrose will transition his Class II seat to director appointee Mr. Dennis at the time of the 2008 Annual Meeting, and Drs. Cha and Lai have each offered to similarly transition their seats to future directors.

The nominating and corporate governance committee currently consists of Dr. Cha and Messrs. Sidow and Sutter, each of whom has been determined to be independent within the meaning of applicable SEC and NASDAQ rules. Mr. Sutter is the chairman of our nominating and corporate governance committee. We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act of 2002, NASDAQ and SEC rules and regulations.

Communications with the Board of Directors

Stockholders wishing to communicate with the Board or with an individual Board member concerning BioForm may do so by writing to the Board or to the particular Board member, and mailing the correspondence to Attn: Board of Directors, c/o Secretary, 1875 South Grant Street, Suite 200, San Mateo, California 94402. The envelope should indicate that it contains a stockholder communication. All such stockholder communications will be forwarded to the director or directors to whom the communications are addressed.

Code of Business and Ethical Conduct

We are committed to maintaining the highest standards of business conduct and ethics. We have adopted a Code of Business Conduct and Ethics, or Ethics Code, for our directors, officers (including our principal executive officer and principal financial officer) and employees. Our Ethics Code reflects our values and the business practices and principles of behavior that support this commitment. We expect all directors, as well as officers and employees, to act ethically at all times. Our Ethics Code is intended to satisfy SEC rules for a “code of ethics” required by Section 406 of the Sarbanes-Oxley Act of 2002, as well as the NASDAQ listing standards requirement for a “code of conduct.” Our Ethics Code is available on our website. We will post any amendment to the Ethics Code, as well as any waivers that are required to be disclosed by the rules of the SEC or the NASDAQ, on our website.

Board of Directors and Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or compensation committee.

Limitations on Liability and Indemnification

We have entered into an indemnification agreement with each of our directors and executive officers. These indemnification agreements and our amended and restated certificate of incorporation and amended and restated bylaws indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. We have in place directors’ and officers’ liability insurance that insures such persons, under certain circumstances, against the costs of defense, settlement or payment of a judgment.

In addition, our amended and restated certificate of incorporation provides that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under the General Corporation Law of the State of Delaware. This provision in our amended and restated certificate of incorporation does not eliminate a director’s duty of care and, in appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available. Each director will continue to be subject to liability for any breach of the director’s duty of loyalty to us and for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law. This provision does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws.

Under our indemnification agreements, we are be required to indemnify against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any actual or threatened proceeding, if any of them may be made a party to such proceeding because he or she is or was one of our directors or officers. We are obligated to pay these amounts only if the officer or director acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests. With respect to any criminal proceeding, we are obligated to pay these amounts only if the officer or director had no reasonable cause to believe that his or her conduct was unlawful. The indemnification agreements also set forth procedures that apply in the event of a claim for indemnification thereunder.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

Related Party Transactions

We have not entered any related party transactions since the beginning of fiscal 2008 and are not currently planning to enter any such transactions.

As provided by our audit committee charter, our audit committee will have to review and approve in advance any related party transaction. All of our directors, officers and employees are required to report to our audit committee any such related party transaction prior to its completion.

PROPOSAL TWO—RATIFICATION OF APPOINTMENT OF

INDEPENDENT ACCOUNTING FIRM

The audit committee of the Board has selected Ernst & Young LLP as the independent accounting firm to perform the audit of our financial statements for the fiscal year ending June 30, 2009. Ernst & Young audited our financial statements for fiscal 2008. Ernst & Young is an independent accounting firm. Our Board is asking the stockholders to ratify the selection of Ernst & Young as our independent auditor for fiscal 2009. Although not required by law, the rules of NASDAQ, or our Company’s Bylaws, our Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the audit committee may, in its discretion, select a different independent accounting firm at any time during the year if it determines such a change would be in the best interests of our Company and our stockholders. If the stockholders fail to ratify the selection of Ernst & Young as our independent auditor for fiscal 2009, the audit committee will consider whether to retain that firm for the year ending June 30, 2009. The vote of a majority of the shares present in person or by proxy and entitled to vote at the 2008 Annual Meeting is required for approval of this proposal.

Representatives of Ernst & Young are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG AS OUR COMPANY’S INDEPENDENT ACCOUNTING FIRM FOR FISCAL 2009.

Fees Paid to Independent Auditors

The following table sets forth the fees paid to Ernst & Young, the member firms of Ernst & Young, and their respective affiliates (collectively, “Ernst & Young”):

Service Category	2008	2007
Audit Fees	$315,000	$145,000
Audit-Related Fees	—	—
Tax Services Fees	52,255	51,800
All Other Fees	634,308	—

Total	$1,001,563	$196,800

Audit Fees

The aggregate Audit Fees billed by Ernst & Young in the years ended June 30, 2007 and 2008 included fees for services rendered for the audits of our annual financial statements, the review of quarterly financial statements during fiscal 2008 and, for fiscal 2008, services related to the Registration Statement filed in connection with our initial public offering.

Pre-Approval Policy

To help ensure the independence of the independent accounting firm, the audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for our Company by the independent accounting firm.

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees for professional services for the audit of a company’s financial statements and for services that are normally provided by the accountant in connection with other statutory and regulatory filings or engagements; “audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of a company’s financial statements; “tax services fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees for any services not included in the first three categories.

All of the services provided by Ernst & Young described in the table above were approved by the audit committee.

REPORT OF THE AUDIT COMMITTEE

The material in this section is not deemed filed with the SEC and is not incorporated by reference in any filing of our Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in those filings.

The audit committee is responsible for providing oversight to the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements The audit committee monitors BioForm’s external audit process, including auditor independence matters, the scope and fees related to audits, and the extent to which the independent accounting firm may be retained to perform non-audit services. The audit committee also reviews the results of the external audit with regard to the adequacy and appropriateness of BioForm’s financial, accounting and internal controls over financial reporting. In addition, the audit committee generally oversees BioForm’s internal compliance programs. The function of the audit committee is not intended to duplicate or to certify the activities of management and the independent accounting firm, nor can the audit committee certify that the independent accounting firm is “independent” under applicable rules. The audit committee members are not professional accountants or auditors. Under its Charter, the audit committee has authority to retain outside legal, accounting or other advisors as it deems necessary to carry out its duties and to require BioForm to pay for such expenditures.

The audit committee provides counsel, advice and direction to management and the independent accounting firm on matters for which it is responsible, based on the information it receives from management and the independent accounting firm and the experience of its members in business, financial and accounting matters.

BioForm’s management is responsible for the preparation and integrity of its financial statements, accounting and financial reporting principles, and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations.

In this context, the audit committee hereby reports as follows:

1. The audit committee has reviewed and discussed the audited financial statements for fiscal 2008 with BioForm’s management.

2. The audit committee has discussed with the independent accounting firm the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), SAS 99 (Consideration of Fraud in a Financial Statement Audit) and Securities and Exchange Commission rules discussed in Final Releases Nos. 33-8183 and 33-8183a.

3. The audit committee has received written disclosures and a letter from the independent accounting firm, Ernst & Young LLP, required by Independence Standards Board Standard No. 1 and has discussed with Ernst & Young LLP their independence.

4. Based on the review and discussion referred to above, the audit committee recommended to the Board, that the audited financial statements for the fiscal year ended June 30, 2008 be included in our Annual Report of Form 10-K for fiscal 2008.

The foregoing report is provided by the undersigned members of the audit committee.

Tim Lynch, Chair

Martin Sutter

Evan Melrose, M.D.

EXECUTIVE OFFICERS

Our executive officers are appointed by, and serve at the discretion of, our Board. There are no family relationships among our directors and officers. The following table provides information regarding our executive officers as of October 17, 2008:

Name	Age	Position
Steve Basta	43	Chief Executive Officer and Director
Derek Bertocci	54	Chief Financial Officer and Secretary
Dennis Condon	59	President and Chief Business Officer
Adam Gridley*	36	Senior Vice President, Corporate Development

*	Mr. Gridley became an executive officer in September 2008.

Steve Basta has been our Chief Executive Officer since November 2002 and has served as a member of our Board since that time. For a full biography of Mr. Basta, please see Proposal One of this proxy statement.

Derek Bertocci has been our Chief Financial Officer since October 2006 and our Secretary since July 2007. From June 2005 to July 2006, he was Chief Financial Officer of Laserscope, a provider of lasers and fiber optic devices for urology and aesthetic surgery. From March 2004 to May 2005, Mr. Bertocci served as Chief Financial Officer of VISX, a laser vision correction company. From 1998 to March 2004, Mr. Bertocci served as Vice President and Controller of VISX. Mr. Bertocci earned his Certified Public Accountant (CPA) certification while working for PricewaterhouseCoopers. Mr. Bertocci holds a B.A. from Stanford University and an M.B.A. from the University of Southern California.

Dennis Condon has been our President and Chief Business Officer since June 2007 and served as a member of our Board from January 2004 to June 2007. From March 2006 to June 2007, he was the Chief Executive Officer and President of Apsara Medical, a medical device company focused on the aesthetics market. From February 2005 to November 2005, Mr. Condon was the President and Chief Executive Officer of Reliant Technologies, a provider of lasers for aesthetic applications. Since November 2002, Mr. Condon has also served as a principal of a privately-held medical aesthetics services practice. From 1998 to July 2002, he was Chief Executive Officer of The Plastic Surgery Company, a healthcare services company. From 1991 to 1998, he was President of Mentor’s aesthetics division. Mr. Condon holds a B.S. from the University of California, Davis.

Adam Gridley has been our Senior Vice President, Corporate Development since September 2008. From July 2005 to September 2008, Mr. Gridley was our Vice President, Corporate Development. From April 2004 to July 2005, he was our Director of Corporate Development and from September 2003 to April 2004, he was our Director of Market Development. From 1996 to June 2003, he was with Gliatech, where he most recently was Director of Business Development. Mr. Gridley holds a B.S. and an M.B.A. from the University of Denver.

STOCK OWNERSHIP

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to beneficial ownership of our common stock, as of September 15, 2008, including stock held by:

•	each beneficial owner of 5% or more of the outstanding shares of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our named executive officers and directors as a group.

The percentage of shares beneficially owned is based on 46,326,527 shares of common stock outstanding as of September 15, 2008. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, the persons and entities named below have sole voting and sole investment power with respect to all shares beneficially owned. Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of September 15, 2008 are deemed to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise indicated, the address for each listed stockholder is c/o BioForm Medical, Inc., 1875 South Grant Street, Suite 200, San Mateo, CA 94402.

	Beneficial Ownership
Name of Beneficial Owner	Shares	Options and Warrants Exercisable Within 60 days	Percent of Shares Outstanding
5% Stockholders
Essex Woodlands Health Ventures Fund VI, L.P.(1)	7,087,295	—	15.3%
21 Waterway Avenue, Suite 225 The Woodlands, TX 77380
Entities affiliated with PTV Sciences(2)	6,338,599	—	13.7%
221 West 6th Street, Suite 700 Austin, TX 78701
Entities affiliated with Vivo Ventures(3)	5,324,915	—	11.5%
575 High Street, Suite 201 Palo Alto, CA 94301
Veron International Limited(4)	3,310,339	—	7.2%
Chinachem Golden Plaza, Top Floor, 77 Mody Road, Tsimshatsui East Kowloon, Hong Kong
Entities affiliated with Teknoinvest(5)	3,161,255	—	6.8%
Grev Wedels Plass 5 0151 Oslo, Norway
Directors and Named Executive Officers
Steve Basta	922,086	340,000	2.0%
Derek Bertocci	—	142,498	*
Albert Cha, M.D., Ph.D.(6)	5,386,309	—	11.6%
Dennis Condon	—	220,376	*
Adam Gridley	21,562	92,188	*
N.C. Joseph Lai, Ph.D.(7)	3,480,803	—	7.5%
Tim Lynch	45,454	25,501	*
Evan Melrose, M.D.(2)	6,338,599	—	13.7%
Kevin Sidow	—	11,667	*
Martin Sutter(8)	7,087,295	35,000	15.3%
Jeff Wells	—	—	*
All named executive officers and directors as a group (11 persons)	23,282,108		50.3%

*	Indicates ownership of less than 1%

(1)

Consists of 7,087,295 shares held by Essex Woodlands Health Ventures Fund VI, L.P. (“Essex VI”). Essex Woodlands Health Ventures VI, L.P., is the general partner of Essex VI (“Essex VI GP”), Essex Woodlands Health Ventures VI, L.L.C., the general partner of Essex VI GP (“Essex VI General Partner”). James L. Currie, Jeff Himawan, Mark Pacala, Martin Sutter, Immanuel Thangaraj and Petri Vainio are each a “Manager” (and collectively, the “Managers”) of Essex VI General Partner. Each of the Managers is deemed to have shared voting and investment power with respect to 7,087,295 shares. Each of the Managers disclaims beneficial ownership of the shares except to the extent of their pecuniary interest therein.

(2)

Consists of 6,338,599 shares held by Pinto Technology Ventures, L.P. (“Pinto LP”). Pinto TV GP Company LLC (“Pinto LLC”) is the sole general partner of Pinto Technology Ventures GP, L.P. (“Pinto GP”), which serves as the sole general partner of Pinto LP. Matthew S. Crawford and Dr. Evan Melrose are managers of Pinto LLC. Mr. Crawford and Dr. Melrose disclaim beneficial ownership of the shares reported herein, except to the extent of their pecuniary interest therein.

(3)

Consists of (i) 2,978,767 shares held by Biotechnology Development Fund II, L.P., (ii) 1,407,544 shares held by Biotechnology Development Fund IV, L.P. (iii) 500,000 shares held by Biotechnology Development

Fund, L.P., (iv) 412,588 shares held by BioAsia Crossover Fund, L.P., and (v) 26,016 shares held by Biotechnology Development Fund IV Affiliates, L.P. The following entities and individuals may be deemed to have shared voting and dispositive power as to these shares: (1) BioAsia Management, LLC, the general partner of Biotechnology Development Fund II, L.P., (2) BioAsia Investments IV, LLC, the general partner of Biotechnology Development Fund IV, L.P., BioAsia Crossover Fund, L.P. and Biotechnology Development Fund IV Affiliates, L.P., (3) BioAsia Investments, LLC, the general partner of Biotechnology Development Fund, L.P., (4) Frank Kung and Edgar Engleman, members of BioAsia Management, LLC, BioAsia Investments IV, LLC and BioAsia Investments, LLC, (5) Dr. Albert Cha, member of BioAsia Investments IV, LLC and (6) Anselm Leung, member of BioAsia Management, LLC and BioAsia Investments, LLC.

(4)

Consists of 3,310,339 shares beneficially owned by the estate of Nina T.H. Wang. Voting control of the shares is held by the board of directors of Veron International, which is comprised of Joseph Wing Kong Leung and Milestone Management Limited. The board of directors of Milestone Management Limited is comprised of Joseph Wing Kong Leung and Kam Por Chan.

(5)

Consists of (i) 2,906,710 shares held by Teknoinvest VIII KS and (ii) 254,545 shares held by Teknoinvest VIII B (GP) AS. Teknoinvest VIII (GP) KS is the general partner of Teknoinvest VIII KS. Erik Engebretsen, Arne Trondsen, Finn Anonsen, Johnny Ballestad and Bjørn Bjorå are members of the board of directors of Teknoinvest VIII (GP) KS and Tor Bergstrøm and Kim Nicolai Strømsborg are deputies. Each member is deemed to have shared voting and investment control over the shares held by Teknoinvest VIII KS. Erik Engebretsen, Arne Trondsen, Finn Anonsen, Johnny Ballestad and Bjørn Bjorå are members of the board of directors of Teknoinvest VIII B (GP) AS and Tor Bergstrøm and Kim Nicolai Strømsborg are deputies. Each member is deemed to have shared voting and investment control over the shares held by Teknoinvest VIII B (GP) AS.

(6)	Consists of shares held by entities affiliated with Vivo Ventures and 61,394 shares held by Dr. Albert Cha. See footnote 3.

(7)

Consists of (i) 2,600,000 shares held by Helen Lai and N.C. Joseph Lai, and their successors, co-Trustees of the Helen and Joseph Lai Irrevocable Trust, dated December 17, 1999, (ii) 720,000 shares held by Naichiu Joseph Lai Revocable Trust, (iii) 160,803 shares held by N.C. Joseph Lai, a/t/f the Helen & Joseph Lai Irrevocable Trust, and (iv) 100 shares held by N.C. Joseph Lai.

(8)	Consists of 7,087,295 shares held by Essex VI and an option exercisable for 35,000 shares held by Mr. Sutter. See footnote 1.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, officers and beneficial owners of more than 10% of our common stock to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us, or written representations from reporting persons that no Forms 3, 4 or 5 were required of such persons, we believe that during our fiscal year ended June 30, 2008, all reports were timely filed.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of compensation arrangements of our named executive officers for our fiscal year ended June 30, 2008 should be read together with the compensation tables and related disclosures set forth below. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

Overview

The primary objectives of our compensation programs are to:

•	attract and retain excellent and capable performers;

•	establish a direct link between sustained corporate performance and individual rewards;

•	create long-term value; and

•	provide ownership opportunity to many of our employees.

We seek to foster a performance-oriented culture, where individual performance is aligned with organizational objectives. Company performance is the primary measure of success upon which we structure our compensation. We evaluate and reward our executive officers based on their contribution to the achievement of short and longer-term goals. Individual and departmental performance is factored into salary increase decisions and long-term incentive programs, such as stock option awards.

At-will employment agreements, in the form of offer letters, are entered into with each of our named executive officers prior to the commencement of their employment. We reinforce our overall compensation objectives by agreeing to base salary, bonus opportunity and initial long term equity incentive grants in these agreements. While we seek to align the various compensation components of a candidate to those of existing employees at a similar level within the organization, factors that impact an individual’s initial compensation and the relative allocation among types of compensation include the nature of the position being filled and associated responsibilities, the individual’s prior experience, competitive market conditions for that position and the individual’s compensation expectations.

Each element of compensation for our named executive officers is reviewed at least annually. The discussion below includes a review of compensation decisions in and for the fiscal year ended June 30, 2008, as well as recent decisions for fiscal 2009. For fiscal 2008, our named executive officers were Messrs. Basta, Bertocci and Condon. On June 20, 2008, the employment of Jeff Wells, Senior Vice President, Product Development since June 2007, and one of our named executive officers during fiscal 2008, ended. Effective September 22, 2008, our compensation committee approved the promotion of Adam Gridley to Senior Vice President, Corporate Development, making him a named executive officer for fiscal 2009. In connection with the promotion of Mr. Gridley our compensation committee approved the increase of Mr. Gridley’s base salary to $252,000 from $234,300. Additionally, the committee approved an option grant to Mr. Gridley in the amount of 40,000 shares, granted at $3.70, the closing price on October 1, 2008, the date of grant.

Role of Our Compensation Committee

Our compensation committee is appointed by our Board. As a private company, the compensation committee performed compensation analysis, both cash and equity, for recommendation to and approval by our Board. Following our initial public offering in November 2007, the compensation committee assumed independent responsibilities pursuant to a written charter, which was adopted by our Board in August 2007. A copy of this charter is available on our website.

Under its charter, the purpose of our compensation committee is to, among other things:

•	review and approve compensation of our executive officers; and

•	provide disinterested administration of any employee benefit plans in which our named executive officers are eligible to participate.

As in prior years, in carrying out its responsibilities for fiscal 2008, our compensation committee engaged Compensia, a management consulting firm providing executive compensation advisory services, as our compensation consultant, and has actively worked with Compensia to perform a peer group analysis, reviewing executive compensation arrangements primarily of publicly-traded medical device companies, and to produce a report and recommendations for the committee’s consideration. For fiscal 2009, our compensation committee again engaged Compensia in a similar role. In the future, our compensation committee may seek additional reports from Compensia or another consultant. It may also decide not to hire a compensation consultant each year, if it believes that the prior report obtained, along with publicly-available data from an industry peer group, is sufficient to allow it to make informed decisions with regard to executive compensation matters.

During fiscal 2008, our compensation committee consisted of Dr. Albert Cha (chair), Dr. Evan Melrose and, beginning in July 2007, Kevin Sidow. Each member of the compensation committee has been determined to be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code and a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Compensation Components

Compensation for our executive officers is broken out into cash, stock and other benefits.

Total Cash Compensation. Total cash compensation consists of base salary and bonus. Our total cash compensation goals for our executive officers in recent years have been based upon the following principles:

•	ensuring that our short-term incentive program is consistent with our compensation philosophy;

•	bonus payouts should be primarily based on company financial and operational performance, rather than individual performance; and

•	seeking to make target total cash compensation levels competitive with market comparable companies.

In January 2007, our compensation committee, with the assistance of Compensia, commenced a review of our cash and equity compensation against market comparables in order to determine appropriate compensation for fiscal 2008. The compensation committee considered information from both newly-public and established peer group companies. Both groups of companies were selected based upon revenue and industry relevance. The newly-public companies generally had revenues that were somewhat lower than ours, and the established companies had revenues that were somewhat higher than ours. As a result of this selection criteria, Compensia and the compensation committee identified the following peers and reviewed the data described below:

•

Select Public Company Peer Group. Publicly available data for 20 companies that were considered generally comparable in terms of size, geography or business, including Abiomed, AngioDynamics, Conceptus, Cutera, Cynosure, Exactech, IntraLase, Iridex, Kensey Nash, LifeCell, Medicis, Nuvasive, Obagi Medical Products, Osteotech, Palomar Medical Technologies, Possis Medical, Regeneration Technologies, Staar Surgical, Thermage and Volcano; and

•

Select Newly Public Company Group. Publicly available data for 17 life sciences companies that have filed for an initial public offering, and, with the exception of St. Francis Medical Technologies, have completed their initial public offering, since September 2005, thus providing data useful for considering the transition from being a privately-held company to a publicly-traded company, including Accentia Biopharmaceuticals, Acorda Therapeutics, CombinatoRx, Emergent, Genomic

Health, Home Diagnostics, Luna Innovations, Nucryst Pharmaceuticals, Obagi Medical Products, Physicians Formula Holdings, Replidyne, Sgx Pharmaceuticals, St. Francis Medical Technologies, Sunesis Pharmaceuticals, Thermage, Valera Pharmaceuticals and Volcano.

In connection with that review, when compared to public company peers as a whole, it was determined that our total cash compensation generally fell within the 25th to 50th percentile, and when compared to our recently public company peers, it was determined that total cash compensation was between the 50th and 75th percentile, with the exception of Mr. Bertocci, whose total cash compensation was between the 25th and 50th percentile.

For fiscal 2009, our compensation committee engaged in a process similar to that conducted for fiscal 2008. In March 2008, our compensation committee, with the assistance of Compensia, commenced a reevaluation of the peer group established for fiscal 2008. Peer group companies were selected based primarily upon the following factors:

•	Company Type. U.S.-based publicly-traded independent corporations, with primary emphasis on companies headquartered in California.

•	Business Focus. Medical technology companies, with primary emphasis on companies in the medical therapy/aesthetics area.

•	Revenue. Last four quarters from $50-200 million, reflecting growth of 20% or more over the prior period.

Based upon these criteria, the compensation committee developed a peer group comprised of the following companies: Conceptus, Cynosure, IRIDEX, Kensey Nash, Lifecore Biomedical, Obagi, Orthovita, Osteotech, Regeneration Technologies, STAAR Surgical, Thermage, Vascular Solutions and VNUS Medical. The compensation committee continued the fiscal 2008 principle that total cash compensation should be between the 50th and 75th percentile of the peer group.

Base Salary. We determine our named executive officers’ salaries based on job responsibilities and individual experience, skills and knowledge and also review the amounts we pay against comparable competitive market compensation data for similar positions within the life sciences industry among those companies we identify as market peers. We generally attempt to set base pay within the 50th-75th percentile of market comparables. Typically, base salary adjustments are made in the first month following, and are retroactive to, the commencement of the fiscal year. We have not and do not expect to apply specific formulas to determine increases in base salary; however, the review takes into account a number of factors, including compensation survey data, seniority and overall level of responsibility, as well as the compensation committee’s subjective evaluation as to the performance of the named executive officer in the preceding fiscal year.

In January 2007, with the assistance of Compensia, the compensation committee reviewed market comparables and determined that the base salaries for our named executive officers compared with public company peers identified above, were generally near the 50th percentile, and when compared with companies that had recently become publicly held, were generally near the median, with the exception of Mr. Basta whose base salary was determined to be within the 50th to 75th percentile.

Base salaries for fiscal 2008 were established in July 2007, taking into account the January 2007 report prepared by Compensia, which was determined to be reasonably current and taking into account performance in fiscal 2007, retention considerations, our anticipated public offering and other factors. The compensation committee recommended, and our Board approved, an increase in base salary for Messrs. Basta and Bertocci of 8%, and 18%, respectively. Base salary was not adjusted for Mr. Condon because he was hired in June 2007. In addition, the compensation committee recommended, and the Board approved, changes to the base salaries of other senior employees, generally in line with management’s recommendation.

For fiscal 2009, the compensation committee has implemented base salary increases of 5%, 6% and 5% for Messrs. Basta, Bertocci and Condon, respectively.

Bonus Program. Cash awards under our bonus programs for fiscal 2008 were based on a thorough review of performance over the relevant bonus period. Bonus targets were driven by three primary objectives: operating performance, which was weighted at 40% of the bonus plan; sales & marketing, which was weighted at 30% of the bonus plan; and product development, which was weighted at 30% of the bonus plan. Within these objectives, the compensation committee evaluated actual performance with respect to a number of corporate priorities to determine bonus level. The committee did not have pre-set quantitative measures regarding these priorities, but rather, engaged in a thorough review of the relevant facts and circumstances related to the objectives. In establishing targets, objectives and priorities, and in preparing its evaluation of our actual performance against these factors, the compensation committee requested our CEO’s recommendations, since our CEO has greater insight into these matters than the Board or our compensation committee.

Historically, we established performance targets, evaluated performance, and paid bonuses semi-annually. We moved to an annual bonus program in fiscal 2008. In fiscal 2008, we also changed the structure of the bonus plan to include individual objectives as a component of the determination of the bonus percentage to be paid. Bonus potential as a percentage of base salary for each of the named executive officers was 40% for Messrs. Basta and Condon and 30% for Mr. Bertocci. Our executive officers can earn as little as 0% and as much as 125% of their bonus potential. In our January 2007 compensation survey, we found that our target bonus opportunities were generally consistent with our peer group, and were below the median when compared with our public company peers as a whole, but above the median when compared to our newly-public company peers.

For fiscal 2008, the compensation committee approved the pay out of bonuses to our named executive officers as a percentage of base salary at the rate of 22%, 23% and 23% for Messrs. Basta, Bertocci and Condon, respectively. For fiscal 2009, the compensation committee has kept executive officer bonus potentials consistent with fiscal 2008, except that Mr. Basta’s bonus potential has been revised from 40% to 60%, in order to tie a greater portion of the CEO’s potential total compensation to the achievement of corporate goals.

Long-Term Stock Awards. We believe that our corporate long-term performance is supported by the use of stock-based awards. Our equity compensation goals for our executive officers are based upon the following principles:

•	stockholder and executive interests should be aligned;

•	stock awards programs should be structured to provide meaningful retention incentives to participants; and

•	actual awards should be tailored to reflect peer-group standards, individual performance and attraction/retention goals.

Prior to our initial public offering, we granted equity awards under our 2000 Stock Plan, 2003 (Terminated) Stock Plan, and 2003 (Active) Stock Plan. In connection with our initial public offering, our Board adopted our 2007 Equity Incentive Plan, which has, since that time, been administered by our compensation committee. Under the 2007 Equity Incentive Plan, we have granted only stock options. All options to purchase shares of our common stock are issued with at an exercise price equal to the fair market value of such stock on the date of grant. The date of grant is the date of the meeting or written consent by the committee, or delegated subcommittee.

Under the 2007 Equity Incentive Plan, we are also permitted to award stock appreciation rights, restricted shares, restricted stock units, performance shares, and other stock-based awards to our officers, directors and employees. During fiscal 2008, our compensation committee considered the use of restricted stock in lieu of or in combination with stock option awards. The committee considered compensation data regarding the use of restricted stock by peer group companies. The committee also considered the accounting impact of restricted stock versus stock option awards, as well as management’s analysis of the incentives created by each tool. The committee determined to not implement restricted stock awards at this time, but left open the possibility of future implementation.

The January 2007 Compensia survey found that the equity positions of our named executive officers varied by individual but was generally at or below the 50th percentile when compared with both our public company peers and our newly public company peers, with the exception of Mr. Basta whose equity position was substantially above the median for each compared group. In July 2007, at the same time as the annual compensation review for executive officers, additional grants were made to Messrs. Basta and Bertocci in the amounts of 120,000 shares and 70,000 shares, respectively, and an initial option grant of 450,000 shares was made to Mr. Condon based upon his recent hiring in June 2007. All awards were granted at a exercise price of $7.30 per share, the then current fair market value.

During fiscal 2008, the compensation committee approved an option grant matrix, establishing ranges for new-hire and renewal option grants for each level of employee within our company. The equity matrix was established at levels recommended by management and reviewed by the compensation committee. In evaluating management’s new-hire and renewal award recommendations for officer-level employees, and establishing appropriate ranges, the compensation committee engaged Compensia to provide market data. Utilizing its proprietary database of biotechnology and medical technology companies of similar size and stage or development, Compensia determined that management’s proposal award levels generally fell around the 50th percentile. The matrix is reviewed for adjustment annually, at the compensation committee’s last regularly-scheduled meeting of the fiscal year. It may also be reviewed and adjusted in the event of a stock price increase or decrease of more than 50% from the price utilized in calculating the then current matrix ranges.

The compensation committee formed a subcommittee, comprised of Mr. Basta and Dr. Cha, our CEO and the chairman of our compensation committee, respectively, to review and approve non-officer grants at monthly intervals pursuant to the ranges established by the option grant matrix approved by the compensation committee. The subcommittee may, if circumstances require, make a new employee grant in an amount not to exceed 125% of the maximum level set forth in the matrix for such position.

While historically, we provided annual renewal awards to each of our employees, in November 2007, our compensation committee determined that such annual awards would be limited to employees at the manager level or above, and that other employees would remain eligible for merit-based option grants, for example, in connection with a promotion. We have no program, plan or practice to select option grant dates (or set Board meeting dates) to correspond with the release of material non-public information. However, our regular Board meetings are often scheduled to take place during an “open window” period (when we believe that we will not be in possession of material non-public information related to our financial condition or results of operations).

In July 2009, the compensation committee approved equity compensation awards in the amounts of 275,000 shares, 100,000 shares and 140,000 shares to Messrs. Basta, Bertocci and Condon, respectively.

Benefits. We provide the following benefits to our named executive officers generally on the same basis as the benefits provided to our employees generally:

•	health, vision and dental insurance;

•	flexible spending account;

•	401(k) plan with a 4% matching program;

•	short and long-term disability insurance and life insurance;

•	fitness reimbursement program; and

•	tuition reimbursement program.

We offer customary benefits programs to each of our European employees.

Each of our named executive officers has entered into offer letter agreements with us under which each may receive vesting of their outstanding options upon their involuntary or constructive termination following a change of control and, in certain circumstances, severance. See “Potential Payments upon Termination or Change in Control,” below.

We believe that these benefits are consistent with those offered by other companies and specifically with those companies with which we compete for employees.

We chose to build our executive compensation program around each of the above elements because we believe that each individual component is useful in achieving one or more of the primary objectives of our program and we believe that, together, they have been and will continue to be effective in achieving our overall objectives.

REPORT OF COMPENSATION COMMITTEE

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management of BioForm, and based upon those discussions, the compensation committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the undersigned members of the compensation committee.

Albert Cha, M.D., Ph.D.
Evan Melrose, MD
Kevin Sidow

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth summary compensation information for our chief executive officer, chief financial officer, and each of our other executive officers as of the end of the last fiscal year. We refer to these persons as our named executive officers elsewhere in this proxy statement. Except as provided below, none of our named executive officers received any other compensation required to be disclosed by law or in excess of $10,000 annually.

Name and Principal Position	Fiscal Year	Salary	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)		Total
Steve Basta	2008	$374,639	$654,150	$82,500	$26,129		$1,137,418
Chief Executive Officer and Director	2007	$346,539	$63,766	$139,300	$18,320		$567,924

Derek Bertocci	2008	$259,464	$626,775	$60,450	$23,829		$970,518
Chief Financial Officer	2007	$148,077	$68,938	$44,220	$0		$261,235

Dennis Condon(4)	2008	$305,678	$1,466,271	$70,150	$7,628		$1,849,727
President and Chief Business Officer

Jeff Wells	2008	$280,448	$832,650	$44,100	$203,771	(5)	$1,360,969
Senior Vice President, Product Development

(1)

The amounts in the table represent the calculated dollar amount of compensation expense recognized by us in fiscal 2008 related to grants of stock options in fiscal 2008 and prior years in accordance with FAS 123R. Stock options granted in July 2007 were granted at an exercise price of $7.30 per share and the weighted-average grant date fair value of these employee stock options was determined to be $3.20 per share calculated using the Black-Scholes option pricing model based on valuation factors as of that date. See Note 8, Stock Based Compensation, to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended June 30, 2008. No actual cash compensation was earned by any executives during the year from these stock options granted at an exercise price of $7.30 per share.

(2)	Includes payments earned in fiscal 2008 based on performance in fiscal 2008 but paid in fiscal 2009.

(3)

Except as otherwise noted, “All Other Compensation” consists of benefits made generally available to our employees, as described above in “Compensation Discussion and Analysis, Benefits,” including 401(k) matching and health benefits.

(4)	Mr. Condon became our President and Chief Business Officer in June 2007 and accordingly received less than $100,000 in compensation that fiscal year.

(5)	Includes a $140,000 severance payment and a $40,000 bonus upon the commencement of his employment to offset his relocation expenses.

Grants of Plan-Based Awards in Fiscal 2008

The following table lists grants of plan-based awards, each of which was made under our former 2003 (Active) Stock Plan, to our named executive officers in fiscal 2008 and related total fair value compensation:

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards(1)	Grant Date Fair Value of Stock and Option Awards(2)
Steve Basta	7/25/2007	120,000	$7.30	$384,300
Derek Bertocci	7/25/2007	70,000	$7.30	$224,175
Dennis Condon	7/25/2007	450,000	$7.30	$1,441,125
Jeff Wells	7/25/2007	260,000	$7.30	$832,650

(1)	Options were made while no market existed for our common stock. The exercise price of such options was the fair market value of our common stock on the date of grant as determined by our Board.

(2)

In the case of options awarded, amounts represent the grant date fair value of the awards as prescribed under SFAS 123R. The weighted-average grant date fair value was determined to be $3.20 per share calculated using the Black-Scholes option pricing model based on valuation factors as of that date. See Note 8, Stock Based Compensation, to our Notes to Consolidated Financial Statements included in our annual report on Form 10-K for the year ended June 30, 2008. No actual cash compensation was earned from these options by any executives during the year.

Equity Incentive Awards Outstanding as of June 30, 2008

The following table lists the outstanding equity incentive awards held by our named executive officers as of June 30, 2008.

	Option Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date
Steve Basta	25,000	0	$0.45	1/15/2014
	50,000	50,000	$0.84	7/22/2014
	30,000	60,000	$0.84	7/21/2015
	62,500	187,500	$2.50	7/20/2016
	0	120,000	$7.30	7/25/2017

Derek Bertocci	104,166	145,834	$3.75	10/24/2016
	0	70,000	$7.30	7/25/2017

Dennis Condon	35,000	0	$0.45	1/15/2014
	13,000	0	$0.84	1/13/2015
	8,667	4,333	$1.75	1/12/2016
	4,334	8,666	$4.50	2/1/2017
	112,500	337,500	$7.30	7/25/2017

Jeff Wells	65,000	0	$7.30	7/25/2017

Option Exercises and Stock Vested in Fiscal 2008

The following table lists the options exercised by our named executive officers in fiscal 2008:

	Option Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise
Steve Basta	0	$0
Derek Bertocci	0	0
Dennis Condon	0	0
Jeff Wells	0	0

Potential Payments upon Termination or Change in Control

Each of our named executive officers has entered into agreements with us under which each may receive vesting of their outstanding options upon their involuntary or constructive termination following a change of control and, in certain circumstances, severance. In addition, our 2003 (Active) Stock Plan provides that options granted to an employee will fully vest upon a qualifying termination following a change of control (i.e., an involuntary termination without cause or a constructive termination).

We have an at-will employment agreement with Mr. Basta, entered into in November 2002, under which Mr. Basta is entitled to an annual salary subsequently adjusted by the Board or compensation committee, payable in cash or upon the mutual agreement of Mr. Basta and the Board. Mr. Basta is also eligible to receive a bonus of up to 40% of his then-current salary, in equity or a combination of cash and equity. In the event of an involuntary termination without cause, Mr. Basta will be entitled to a severance payment equal to 6 months of his then-current base salary.

We have an at-will employment agreement with Mr. Bertocci, entered into in October 2006, under which Mr. Bertocci is entitled to an annual salary of $220,000 and an initial stock option grant. The initial stock option grant was subject to vesting over 4 years, with no shares vesting until the first anniversary of employment. Mr. Bertocci is also eligible to receive a bonus of up to 30% of his then-current salary. The agreement provides that in the event Mr. Bertocci is terminated without cause or constructively terminated following a change in control, Mr. Bertocci will be entitled to an acceleration of vesting of his stock option grant.

We have an at-will employment agreement with Mr. Condon, entered into in May 2007, under which Mr. Condon is entitled to an annual salary of $305,000 and an initial stock option grant. The initial stock option grant was subject to vesting over 4 years, with no shares vesting until the first anniversary of employment. Mr. Condon is also eligible to receive a bonus of up to 40% of his then-current salary. The agreement provides that in the event of Mr. Condon’s termination without cause following a change in control he will be entitled to certain severance payments equal to 6 months of his base salary and an acceleration of vesting of his stock option grant.

Mr. Wells’ employment terminated on June 20, 2008 and he received the severance payments reflected above in the Summary Compensation Table.

For the purpose of our change in control provisions under our stock option agreements, “change of control” means:

•

any merger or consolidation of us with any other corporation that would result in our voting securities outstanding immediately prior to such transaction no longer continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the total voting power of the surviving entity or its parent outstanding immediately after such merger or consolidation;

•	the consummation of the sale or disposition by us of all or substantially all of our assets; or

•	any person becoming the beneficial owner, directly or indirectly, of our securities representing 50% or more of the total voting power represented by our then outstanding voting securities.

For the purpose of option agreements issued under our 2003 (Active) Stock Plan, “involuntary termination” means:

•

a termination resulting from an employee’s resignation within 90 days following the occurrence of any of the following events: (i) a significant and material reduction of employee’s duties or responsibilities relative to his or her duties or responsibilities in effect immediately prior to such reduction, except for a reduction in duties or responsibilities solely by virtue of our being acquired and made part of a larger entity or (ii) the relocation of the employee to a facility or location more than 35 miles from the employee’s then present workplace location; or

•

any purported termination of the employee by us which is not effected as a result of the employee’s (i) material act of dishonesty made in connection with his or her responsibilities as an employee that leads to material harm to us, (ii) conviction of, or plea of guilty or nolo contendere to, a felony, (iii) act which constitutes gross misconduct or fraud and which is materially injurious to us, or (iv) continued, substantial violations of his or her duties as an employee after he or she has received a written demand for performance from his or her supervisors, which specifically sets forth the factual basis for the supervisor’s belief that the employee has not substantially performed his or her duties.

As a result of the foregoing agreements, we estimate that at June 30, 2008, the value of severance and acceleration of vesting was as follows:

Name	Value of Accelerated Options and Shares	Severance Payments	Total
Steve Basta	$442,000	$187,500	$629,500
Derek Bertocci	$30,208	$0	$30,208
Dennis Condon	$187,097	$152,500	$339,597

Additional Change of Control Provisions

Our 2003 (Active) Stock Plan provides that in the event of our merger with or into another corporation or the sale of substantially all our assets, the successor corporation or its parent or subsidiary may assume, substitute or replace an equivalent award for each outstanding award. If there is no assumption, substitution or replacement of outstanding awards, the awards shall become, unless otherwise provided in any applicable option document, fully vested and exercisable, and if not exercised prior to the consummation of the transaction, shall be terminated.

Our 2007 Equity Incentive Plan provides that in the event of a merger or “change in control,” as defined in the 2007 Equity Incentive Plan, each outstanding award will be treated as the administrator determines, including that the successor corporation or its parent or subsidiary assuming or substituting an equivalent award for each outstanding award. The administrator is not required to treat all awards similarly.

Securities Authorized for Issuance under Equity Compensation Plans

The following table includes information as of June 30, 2008 for our equity compensation plans (in thousands, except exercise price).

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	5,493	$4.07	3,603
Equity compensation plans not approved by security holders	—	—	—

Nonqualified Deferred Compensation

None of our named executive officers participate in non-qualified defined contribution plans or other deferred compensation plans maintained by us. Our compensation committee, which will be comprised solely of “outside directors” as defined for purposes of Section 162(m) of the Code, may elect to provide our officers and other employees with non-qualified defined contribution or deferred compensation benefits if the compensation committee determines that doing so is in our best interests.

Fiscal 2008 Director Compensation

We pay each non-employee director $1,500 for each Board meeting attended in person and $500 for each Board meeting attended telephonically. Each non-employee director receives an annual retainer of $20,000. In addition, each non-employee director who serves as the chairperson of our audit committee, compensation committee or nominating and corporate governance committee also receives, for his or her service in such capacity, an additional annual retainer of $15,000, $7,500 or $5,000, respectively, and each other member of a committee shall receive an annual retainer of $2,500. We reimburse each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Prior to our initial public offering, we granted non-employee directors options to purchase our common stock pursuant to the terms of our 2003 (Active) Stock Plan. Effective upon the closing of the offering, we have granted shares to our non-employee directors under our 2007 Equity Incentive Plan. Our 2007 Equity Incentive Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2007 Equity Incentive Plan, including discretionary awards. Each non-employee director that is not employed by or affiliated with a holder of five percent or more of our stock first appointed to the Board after the completion of the initial public offering, except for those directors who become non-employee directors by ceasing to be employee directors, receive an automatic initial grant of 30,000 shares upon such appointment. In addition, beginning in 2008, directors receive a subsequent grant of 10,000 shares annually starting after one year of service. Each initial grant of 30,000 shares and each subsequent grant of 10,000 shares become exercisable as to one-third of the shares subject to the grant on each anniversary of its date of grant, provided the director remains a director on such dates. All options granted under the automatic grant provisions have a term of ten years and an exercise price equal to the fair market value on the date of grant.

The following table sets forth summary compensation information for our non-management members of our Board as of the end of the last fiscal year.

Name	Fees Earned or Paid in Cash	Option Awards(1)	Total
Albert Cha M.D., Ph.D.	$41,000	—	$41,000
N.C. Joseph Lai, Ph.D.	$31,000	—	$31,000
Tim Lynch	$46,000	$50,352	$96,352
Evan Melrose, M.D.	$36,000	—	$36,000
Kevin Sidow	$36,000	$112,087	$148,087
Martin Sutter	$28,000	—	$28,000

(1)	Amounts represent the dollar amount of compensation expense recognized by us in fiscal 2008 related to grants of stock options in fiscal 2008 and prior years in accordance with FAS 123R.

The aggregate number of option awards outstanding (both exercisable and unexercisable) for each of our non-employee directors for fiscal 2008 is set forth in the following table:

Name	Grant Date	Number of Option Awards Outstanding	Exercise or Base Price of Option Awards	Grant Date Fair Value of Option Awards(1)
Albert Cha, M.D., Ph.D.	—	—	—	—
N.C. Joseph Lai, Ph.D.	—	—	—	—
Tim Lynch	7/20/2006	35,000	$2.50	$37,779
	2/01/2007	6,500	$4.50	$12,573
Evan Melrose, M.D.	—	—	—	—
Kevin Sidow	7/25/2007	35,000	$7.30	$112,087
Martin Sutter	4/15/2004	35,000	$0.84	$2,391

(1)	In the case of options awarded, amounts represent the grant date fair value of the awards as prescribed under SFAS 123R.

OTHER MATTERS

We are not aware of any other business to be presented at the meeting. As of the date of this proxy statement, no stockholder had advised us of the intent to present any business at the meeting. Accordingly, the only business that our Board intends to present at the meeting is as set forth in this proxy statement.

If any other matter or matters are properly brought before the meeting, the proxies will use their discretion to vote on such matters in accordance with their best judgment.

By order of the Board of Directors,

/s/ Steven L. Basta
Steve Basta
Chief Executive Officer and Director

San Mateo, California

October 23, 2008

BioForm Medical, Inc.

2008 ANNUAL MEETING OF STOCKHOLDERS

Friday, December 12, 2008 8:30 a.m.

BioForm Medical, Inc. 1875 South Grant Street San Mateo, California 94402

BioForm Medical®

BioForm Medical, Inc. 1875 South Grant Street San Mateo, California 94402

proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on December 12, 2008.

The undersigned stockholder of BioForm Medical, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement each dated September 27, 2008 and hereby appoints Steve Basta and Derek Bertocci, each as proxy and attorney-in-fact, with full power of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2008 Annual Meeting of Stockholders of BioForm Medical, Inc. to be held on December 12, 2008, at 8:30 a.m., local time, at BioForm’s offices located at 1875 South Grant Street, San Mateo, California 94402, First Floor Conference Room, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Items 1 and 2.

1. Election of directors:

01 Steven L. Basta

02 N.C. Joseph Lai

Vote FOR all nominees (except as marked)

Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2. Proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm of our Company for the fiscal year ending June 30, 2009.

For

Against

Abstain

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS I DIRECTORS; (2) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

Address Change? Mark Box

Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.